Exhibit 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

May 9, 2022

Ampco-Pittsburgh Corporation (NYSE: AP) Announces First Quarter 2022 Results

•	Q1 2022 net income of $1.6 million vs. prior year of $0.2 million

•	Q1 2022 sales growth of 9% vs. prior year

•	Backlog growth of 36% vs. prior year and 12% vs. prior quarter

•	Price increases implemented and surcharges expanded

Carnegie, PA, May 10, 2022 – Ampco-Pittsburgh Corporation (NYSE: AP) (“Ampco-Pittsburgh” or the “Corporation”) reported total net sales of $94.4 million for the three months ended March 31, 2022, compared to $86.8 million for the three months ended March 31, 2021. The increase is primarily attributable to higher sales for the Forged and Cast Engineered Products segment due to higher pricing and surcharges passed through to customers driven by higher raw material, energy and transportation costs, and a higher volume of forged engineered products shipments to the steel distribution and oil and gas markets. This increase was partly offset by a decline in sales in the Air and Liquid Processing segment resulting from supply chain issues impacting the availability of components for production and customer delivery timing.

Commenting on the quarter, Ampco-Pittsburgh’s CEO, Brett McBrayer, said, “We successfully implemented price increases and expanded surcharge coverage in the Forged and Cast Engineered Products segment to address not only raw material price escalation, but also natural gas, electricity and transportation for a large majority of our contracts, which has helped to restore margins. Although we and our customers have been negatively impacted like most manufacturers by supply chain issues affecting availability and lead times for parts, we continue to focus on the controllable elements of our cost structure. We are pleased with the accelerating backlog growth in both segments.”

Income from operations for the three months ended March 31, 2022, was $1.2 million, compared to $0.9 million for the three months ended March 31, 2021. The increase primarily reflects a change in certain employee benefits, which increased income from operations for the current year quarter by $1.4 million, offset, in part, by the impact of unfavorable manufacturing variances from lower production levels, higher raw material, energy and transportation costs in excess of lagging customer pass-throughs, and a lower volume of mill roll, centrifugal pump and custom air handler shipments.

Other – net improved from a year ago, primarily due to foreign exchange gains recorded in the current year quarter compared to losses in the prior year quarter.

Net income was $1.6 million, or $0.08 per diluted share, for the three months ended March 31, 2022, compared to $0.2 million, or $0.01 per diluted share, for the three months ended March 31, 2021.

Mr. McBrayer continued, “While the conflict in Eastern Europe has exacerbated energy cost inflation, particularly for our European facilities, surcharge coverage for natural gas and electricity should help mitigate this headwind in our roll business.”

Teleconference Access

Ampco-Pittsburgh Corporation will hold a conference call on Tuesday, May 10, 2022, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the first quarter ended March 31, 2022. The Corporation encourages participants to pre-register at any time, including up to and after the call start time via this link: https://dpregister.com/sreg/10166283/f2700110fd. Those without internet access or unable to pre-register should dial in at least five minutes before the start time using:

•	Participant Dial-in (Toll Free): 1-844-308-3408

•	Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will be available one hour after the event concludes on the Corporation’s website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of the Corporation. This press release may include, but is not limited to, statements about operating performance, trends and events that the Corporation expects or anticipates will occur in the future, statements about sales and production levels, restructurings, the impact from global pandemics (including COVID-19), profitability and anticipated expenses, inflation, the global supply chain, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to cyclical demand for products and economic downturns; excess global capacity in the steel industry; fluctuations of the value of the U.S. dollar relative to other currencies; increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials; limitations in availability of capital to fund our operations and strategic plan; inability to maintain adequate liquidity in order to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; inability to obtain necessary capital or financing on satisfactory terms in order to acquire capital expenditures that may be required to support our growth strategy; inoperability of certain equipment on which we rely; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; changes in the existing regulatory environment; inability to successfully restructure our operations; consequences of global pandemics (including COVID-19); work stoppage or another industrial action on the part of any of our unions; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; failure to maintain an effective system of internal controls; disruptions caused by hostilities, including any disruptions caused by the hostilities in Ukraine; and those discussed more fully elsewhere in this report and in documents filed with the Securities and Exchange Commission by the Corporation, particularly in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K, and Part II of the latest Quarterly Report on Form 10-Q. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that the Corporation may not be able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, the Corporation assumes no obligation, and disclaims any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$94,426	$86,800

Costs of products sold (excl. depreciation and amortization)	78,820	69,588
Selling and administrative	9,878	11,558
Depreciation and amortization	4,487	4,743
(Gain) loss on disposal of assets	(2)	4

Total operating expenses	93,183	85,893

Income from operations	1,243	907

Other income (expense):
Investment-related income	4	18
Interest expense	(994)	(895)
Other – net	1,412	665

Total other income (expense) – net	422	(212)

Income before income taxes	1,665	695
Income tax provision	(56)	(381)

Net income	1,609	314
Less: Net (loss) income attributable to noncontrolling interest	(36)	147

Net income attributable to Ampco-Pittsburgh	$1,645	$167

Net income per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$0.09	$0.01

Diluted	$0.08	$0.01

Weighted-average number of common shares outstanding:
Basic	19,188	18,637

Diluted	19,483	20,669

AMPCO-PITTSBURGH CORPORATION

SEGMENT INFORMATION

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net Sales:
Forged and Cast Engineered Products	$74,759	$63,351
Air and Liquid Processing	19,667	23,449

Consolidated	$94,426	$86,800

Income from Operations:
Forged and Cast Engineered Products	$1,298	$1,846
Air and Liquid Processing	2,661	2,312
Corporate costs	(2,716)	(3,251)

Consolidated	$1,243	$907